                            [AWARE LOGO APPEARS HERE]


FOR IMMEDIATE RELEASE

Contact:
Keith Farris
Aware, Inc.
781-276-4000

                     AWARE, INC. REPORTS THIRD QUARTER 2007
                                FINANCIAL RESULTS


BEDFORD, MASS. - NOVEMBER 1, 2007 - Aware, Inc. (NASDAQ: AWRE), a leading supplier of broadband technology and biometrics software, today reported financial results for its third quarter ended September 30, 2007.

Revenues for the third quarter of 2007 were $7.5 million, an increase of 12% compared to $6.7 million in the same quarter last year. For the nine months ended September 30, 2007, revenues increased 12% to $19.7 million, compared to $17.6 million in the same period a year ago.

The Company reports its net income and basic and diluted net income per share in accordance with U.S. generally accepted accounting principles (GAAP), and additionally, on a non-GAAP basis. Non-GAAP net income, where applicable, excludes the effect of stock-based compensation expense. The company uses the non-GAAP information internally to evaluate its operating performance and believes these non-GAAP measures are useful to investors as they provide additional insight into the underlying operating results. However, non-GAAP measures are not stated in accordance with, should not be considered in isolation from, and are not a substitute for, GAAP measures. A reconciliation of GAAP to non-GAAP results has been provided in the attached financial tables.

GAAP net income for the third quarter of 2007 was $1.0 million, or $0.04 per diluted share, which included $0.3 million of stock-based compensation charges in accordance with the provisions of FAS 123(R). This compared to GAAP net income of $0.8 million, or $0.03 per diluted share, for the same period a year ago. GAAP net loss for the nine months ended

________________________________________________________________________________
        AWARE, INC. o 40 MIDDLESEX TURNPIKE o BEDFORD, MA USA 01730-1432
       TEL: (781) 276-4000 o FAX: (781) 276-4001 o E-MAIL: AWARE@AWARE.COM

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AWARE, INC. REPORTS 2007 THIRD QUARTER FINANCIAL RESULTS                  PAGE 2


September 30, 2007 was $32,000, or $0.00 per share, compared to net income of $151,000, or $0.01 per diluted share, for the same period a year ago.

Non-GAAP net income for the third quarter of 2007, excluding the effect of stock-based compensation, was $1.3 million, or $0.05 per diluted share. For the nine months ended September 30, 2007, the company had non-GAAP net income, excluding the effect of stock-based compensation, of $0.8 million, or $0.03 per share.

Michael Tzannes, Aware's chief executive officer, said, "The DSL and biometrics markets are exhibiting healthy growth and our exposure to opportunities within these markets has improved. We have been able to leverage strong foundations in core technology and know-how into leadership technology and product positions which are providing us broad market exposure. Revenue and profitability this quarter represent the progress we have made in executing in these markets."

Note: Aware's conference call will be broadcast live over the Internet today, November 1, 2007 at 5:00 p.m. Eastern Time. To listen to the call, please go to www.aware.com/ir. The conference call may also be heard by calling (719) 325-4833 and referencing the confirmation number 4249041. A replay of the call will be archived on our website after the call.

ABOUT AWARE

Aware is a leading technology supplier for the telecommunications industries. For more than ten years, Aware has pioneered innovations at telecommunications standards-setting organizations and continues to develop and market DSL silicon intellectual property and test and diagnostics products. Its StratiPHY(tm) IP product line supports DSL standards, including ADSL2+ and VDSL2, and has been broadly licensed to leading semiconductor companies. Telecom equipment vendors and phone companies use Aware's DSL test and diagnostics modules and Dr. DSL(R) software to help provision DSL circuits globally. Aware is also a veteran of the biometrics industry, providing biometric and imaging software components used in government systems worldwide since 1992. Aware's interoperable, standard-compliant, field-proven imaging products are used in a number of applications, from border management to criminal justice to medical imaging. Aware is a publicly held company (NASDAQ: AWRE) based in Bedford, Massachusetts. www.aware.com

SAFE HARBOR WARNING
Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings and the growth of the DSL and biometrics markets. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements. The DSL factors include, but are not limited to: we have a unique business model, our quarterly results are difficult to predict, we depend on a limited number of licensees, we derive a significant amount of revenue from a small number of customers, we depend on equipment companies to incorporate our technology into their products, we face intense competition from other DSL vendors, DSL technology competes with other technologies for broadband access, and our business is subject to rapid technological change. We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our annual report on Form 10-K for the fiscal year ended December 31, 2006 and other reports and filings made with the Securities and Exchange Commission.


           AWARE, STRATIPHY, AND DR. DSL ARE TRADEMARKS OR REGISTERED
                            TRADEMARKS OF AWARE, INC.


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AWARE, INC. REPORTS 2007 THIRD QUARTER FINANCIAL RESULTS                  PAGE 3


                                   AWARE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                              THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                 SEPTEMBER 30,                 SEPTEMBER 30,
                                                        ----------------------------    ---------------------------
                                                            2007            2006            2007           2006
                                                        ------------    ------------    ------------   ------------
Revenue:
     Product sales ................................     $      5,097    $      1,736    $     12,333   $      4,973
     Contract revenue .............................            1,851           3,990           5,260          9,924
     Royalties ....................................              508             956           2,092          2,710
                                                        ------------    ------------    ------------   ------------
         Total Revenue ............................            7,456           6,682          19,685         17,607

Costs and expenses:
     Cost of product sales (1) ....................              901             286           3,087            615
     Cost of contract revenue (1) .................            1,553           1,363           4,315          3,759
     Research and development (1) .................            2,528           2,602           7,735          8,200
     Selling and marketing (1) ....................              936             784           2,808          2,518
     General and administrative (1) ...............            1,009             967           3,269          3,376
                                                        ------------    ------------    ------------   ------------
         Total costs and expenses .................            6,927           6,002          21,214         18,468

Net income (loss) from operations .................              529             680          (1,529)          (861)
Interest income ...................................              512             490           1,520          1,342
                                                        ------------    ------------    ------------   ------------

Net income (loss) before provision for income taxes            1,041           1,170              (9)           481
Provision for income taxes ........................                6             330              23            330
                                                        ------------    ------------    ------------   ------------

Net income (loss) .................................     $      1,035    $        840    ($        32)  $        151
                                                        ============    ============    ============   ============

Net income (loss) per share - basic ...............     $       0.04    $       0.04    ($      0.00)  $       0.01
Net income (loss) per share - diluted .............     $       0.04    $       0.03    ($      0.00)  $       0.01

Weighted average shares - basic ...................       23,757,485      23,552,397      23,710,456     23,432,642
Weighted average shares - diluted .................       24,996,069      24,987,373      23,710,456     24,975,648

     (1) Effective January 1, 2006 the Company adopted Statement of Financial Accounting Standard No. 123 (Revised), "Share-Based Payment" (FAS 123(R)). The amounts in the tables above include stock-based compensation as follows (in thousands):



                                                  THREE MONTHS ENDED             NINE MONTHS ENDED
                                                    SEPTEMBER 30,                  SEPTEMBER 30,
                                             -----------------------------    ------------------------
                                                 2007             2006           2007          2006
                                             ------------     ------------    ----------    ----------
Cost of product sales ..............         $          4     $          4    $        8    $       12
Cost of contract revenue ...........                   54               13           133            98
Research and development ...........                  127              241           311           786
Sales and marketing ................                   32               88            78           266
General and administrative .........                   88              106           262           532
                                             ------------     ------------    ----------    ----------
Total stock-based compensation costs         $        305      $       452    $      792    $    1,694
                                             ------------     ------------    ----------    ----------


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AWARE, INC. REPORTS 2007 THIRD QUARTER FINANCIAL RESULTS                  PAGE 4


                                   AWARE, INC.
                 NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (unaudited)

                                                     THREE MONTHS ENDED                       NINE MONTHS ENDED
                                                       SEPTEMBER 30,                           SEPTEMBER 30,
                                               ----------------------------            -----------------------------
                                                 2007                2006                2007                 2006
                                               --------            --------            --------             --------
GAAP net income (loss) ...................     $  1,035              $  840            ($    32)            $    151
     Stock-based compensation ............          305                 452                 792                1,694
                                               --------            --------            --------             --------
Non-GAAP net income ......................     $  1,340            $  1,292            $    760             $  1,845
                                                --------            --------            --------             --------



                                                     THREE MONTHS ENDED                       NINE MONTHS ENDED
                                                       SEPTEMBER 30,                           SEPTEMBER 30,
                                               ----------------------------            -----------------------------
                                                 2007                2006                2007                 2006
                                               --------            --------            --------             --------
GAAP net income (loss) per share .........     $   0.04            $   0.03            ($  0.00)            $   0.01
     Stock-based compensation per share...         0.01                0.02                0.03                 0.06
                                               --------            --------            --------             --------
Non-GAAP net income per share ............     $   0.05            $   0.05            $   0.03             $   0.07
                                               --------            --------            --------             --------


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AWARE, INC. REPORTS 2007 THIRD QUARTER FINANCIAL RESULTS                  PAGE 5


                                   AWARE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                                SEPTEMBER 30,        DECEMBER 31,
                                                                    2007                 2006
                                                                -------------        ------------
ASSETS
     Cash and investments ..................................    $      38,147        $     39,802
     Accounts receivable, net ..............................            7,697               4,738
     Property and equipment, net ...........................            8,022               8,123
     Other assets, net .....................................            2,299               1,923
                                                                -------------        ------------

     Total assets ..........................................    $      56,165        $     54,586
                                                                =============        ============



LIABILITIES AND STOCKHOLDERS' EQUITY

     Total current liabilities .............................    $       3,288        $      2,886

     Long-term deferred revenue ............................              330                 330

     Total stockholders' equity ............................           52,547              51,370
                                                                -------------        ------------

     Total liabilities and stockholders' equity ............    $      56,165        $     54,586
                                                                =============        ============



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